EXHIBIT 99.1

Inamed Reports Strong Financial Results and Record Sales for Second Quarter 2004; Raises Full-Year Guidance

     SANTA BARBARA, Calif.--(BUSINESS WIRE)--Aug. 3, 2004--INAMED Corporation (Nasdaq:IMDC):

    -- Total sales increased 16% to $99.7 million, up from $85.8 million in the second quarter 2003.

    --  Gross profit margin was 75%

    -- Diluted non-GAAP earnings per share, excluding a pre-tax $17.2 million charge for the Ethicon-Endo Surgery settlement and related second quarter litigation expenses, were $0.56.

    --  Diluted GAAP earnings per share were $0.27.

    --  Company raises full-year 2004 EPS guidance to:

        -- Non-GAAP EPS of $1.96-$2.01, excluding the previously announced Ethicon settlement and related charges.

        --  GAAP EPS of $1.67-$1.72.

     INAMED Corporation (Nasdaq:IMDC), a global health care company, today announced its financial results for the second quarter ended June 30, 2004.
     "We have posted another quarter of solid earnings, record sales results and improved gross profit margin -- despite increased competition in our facial aesthetic franchise in the U.S. -- reflecting the breadth and quality of our diverse product lines," said Nick Teti, Chairman, President and Chief Executive Officer. "Additionally, we settled our patent litigation with Ethicon, which gives us an excellent foundation to continue the growth of our Inamed Health franchise."
     Total sales for the second quarter 2004 increased by 16% to $99.7 million, up from $85.8 million for the second quarter 2003. Inamed's diluted GAAP earnings per share were $0.27, a decrease of 27% from the second quarter 2003, due to a pre-tax $17.2 million charge with respect to the Ethicon settlement and related second quarter litigation expenses. Diluted non-GAAP earnings per share were $0.56, excluding the pre-tax $17.2 million charge noted above.
     The Company now expects its 2004 diluted non-GAAP EPS to be $1.96-$2.01 and diluted GAAP EPS to be $1.67-$1.72.

     --   Gross Profit Margin

     The gross profit margin in the second quarter 2004 was 75%, up from 72% in the second quarter 2003. Contributing factors for this increase in gross profit margin were Inamed's product mix and the benefits of the global manufacturing consolidation program that was completed during the first quarter 2004.

     --   Selling, General and Administrative

     For the second quarter 2004, the Company's selling, general and administrative expenses, which include the pre-tax $17.2 million charge related to the Ethicon patent settlement and related second quarter litigation expenses, were 59% of sales, or $59.0 million, compared to 42% of sales or $35.8 million for the second quarter 2003. Excluding this charge, selling, general and administrative expenses were $41.8 million, or 42% of sales.

     --   Research and Development

     Inamed invested $6.6 million in research and development in the second quarter 2004, compared to $5.2 million in the second quarter 2003. The Company anticipates an increase in the level of R&D expenses in the third and fourth quarters primarily associated with ongoing clinical programs in the facial aesthetics franchise.

     --   Net Interest Expense

     Net interest expense in the second quarter 2004 was $0.1 million compared to net interest expense of $5.1 million in the second quarter 2003. The decrease in net interest expense reflects lower debt levels, increased cash balances and a lower interest rate. Additionally, the second quarter 2003 net interest expense reflects a $3.5 million charge related to a debt refinancing undertaken by the Company.

     --   Foreign Currency Effect

     Foreign exchange favorably impacted sales during the second quarter 2004 by approximately $1.9 million.

     Sales

     INAMED Health -- Obesity Intervention

     Worldwide sales of obesity intervention products in the second quarter 2004 increased 39% over the second quarter 2003 to $21.1 million. Results in the both the United States and Europe contributed to this solid sales growth.
     In the U.S., the Company continued to experience increased acceptance and utilization of the LAP-BAND(R) System and the newly introduced LAP-BAND(R) VG System. The expanding recognition of the LAP-BAND Systems' safety and effectiveness and enhanced consumer awareness underlies the increase in sales.
     The Company now expects worldwide sales of its obesity intervention products to increase in excess of 30% in 2004 over 2003 results.

     INAMED Aesthetics -- Breast

     Worldwide breast aesthetics product sales in the second quarter 2004 were up 21% over second quarter 2003 to $57.3 million. The strong performance in the Company's breast aesthetics franchise reflects continued acceptance and growth of Inamed's product portfolio in both domestic and international markets. Contributing to this performance were the Company's innovative BioDIMESIONAL(TM) Cohesive Gel Matrix(TM) as well as the Saline Matrix families of products.
     The Company now expects worldwide sales of its breast aesthetics products to increase in the mid to high teens in 2004 over 2003 results.

     INAMED Aesthetics -- Facial

     Worldwide facial aesthetic product sales in the second quarter 2004 were $20.5 million, down by 8% compared to sales in the second quarter 2003, primarily due to the competitive market situation in the United States.
     The Company is actively addressing its competitive market position. In late April, the Company launched Hylaform(R), a hyaluronic acid-based (HA) dermal filler, four months following a competitor's HA product launch, in the United States. Also during the quarter, Inamed launched Hydrafill(R) (Inamed's brand name for Juvederm(R) in Europe) in all five European markets where the Company has licensing rights.
     The Company now expects worldwide sales of its facial aesthetics products to decrease in the mid to high teens in 2004 over 2003 results.

     Research and Development Pipeline

     Inamed made progress with its R&D pipeline during the second quarter:

     --   Botulinum Toxin Type A

     Phase III trials of the Company's botulinum toxin Type A product were initiated during the second quarter 2004 and are continuing. This multi-trial, multi-center program is being conducted by physicians at leading U.S. medical centers. Inamed has licensed the exclusive marketing and distribution rights from Ipsen Limited for the botulinum toxin Type A cosmesis indication for the United States, Canada and Japan.

     --   Juvederm(R)

     Inamed has received conditional approval of its Investigational Device Exemption (IDE) application from the U.S. Food and Drug Administration (FDA) for Juvederm, the next generation of hyaluronic acid-based dermal fillers. The initiation phase for this Premarket Approval Application (PMA) program commenced during the quarter. The data gathered will be used to support the Company's PMA which will include new advanced formulations of the Juvederm product line.

     --   CosmoDerm(R) and CosmoPlast(R)

     Inamed intends to commence marketing CosmoDerm and CosmoPlast in Southern European markets, including Spain, France and Italy, in the third quarter. Additional approvals are being sought in Japan and Australia.

     --   Silicone Gel-Filled Breast Implants

     Inamed continues to work to provide the additional information requested by the FDA in January regarding the PMA for the Company's Silicone Gel-Filled breast implants. The Company's response to the FDA's requests is expected to be filed within the next week.
     Inamed's BioDIMENSIONAL Cohesive Gel Matrix clinical program is in the third year of follow-up in the United States. The Company anticipates submitting the PMA for these important and innovative products by the end of 2004.

     Conference Call

     As previously announced, Inamed will host a conference call today to discuss its second quarter 2004 results, key strategic market developments and ongoing expansion of research and development programs at 5:00 p.m. Eastern Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public by going to Inamed's website, www.Inamed.com. The event will be archived and available for replay for seven days following the conference call.

     Note Regarding Use of Non-GAAP Financial Measures

     Certain of the information set forth herein, including diluted non-GAAP earnings per share, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

     About INAMED Corporation

     Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND(R) System for morbid obesity. The Company's website is www.Inamed.com.

     Forward-Looking Statements

     This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of August 3, 2004, and expressly disclaims any duty to update information contained in this press release.
     Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed's anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, manufacturing consolidation, product development and regulatory approval. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed's silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin Type A products; failure to protect Inamed's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of Inamed's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed's assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed's assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
     By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.


                       INAMED CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                        (millions, except per share data)

                                             Three Months Three Months
                                                 Ended        Ended
                                                June 30,    June 30,
                                                  2004        2003
                                                -------      -------
Net sales                                        $99.7        $85.8
Cost of goods sold                                25.1         24.1
                                                -------      -------
  Gross profit                                    74.6         61.7
                                                -------      -------
Operating expenses:
  Selling, general and administrative     Note 1  59.0         35.8
  Research and development                         6.6          5.2
  Amortization of intangible assets                1.3          1.0
                                                -------      -------
    Total operating expenses                      66.9         42.0
Operating income                                   7.7         19.7
Other income (expense):
  Net interest income/(expense) and
   debt costs                                     (0.1)        (5.1)
  Foreign currency transaction
   gains/(losses)                                 (0.4)         0.4
  Royalty income and other                         1.3          1.1
                                                -------      -------
    Total other expense, net                       0.8         (3.6)
Income before income tax expense                   8.5         16.1
Income tax expense/(benefit)                      (1.3)         3.3
                                                -------      -------
Net income                                        $9.8        $12.8
                                                =======      =======

Net income per share of common stock:
  Basic EPS                                      $0.28        $0.38
  Diluted EPS                                    $0.27        $0.37
Weighted average shares outstanding:
  Basic                                           35.5         33.8
  Diluted                                         36.0         34.4

Note 1: Included in selling, general, and administrative expenses for the three months ended June 30, 2004 was a US $17.2 million charge related to the Ethicon settlement payment and related second quarter litigation costs and expenses.



                       INAMED CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                        (millions, except per share data)


                                              Six Months   Six Months
                                                 Ended        Ended
                                                June 30,    June 30,
                                                  2004        2003
                                                -------      -------

Net sales                                       $190.5       $161.3
Cost of goods sold                                48.4         45.5
                                                -------      -------
   Gross profit                                  142.1        115.8
                                                -------      -------
Operating expenses:
   Selling, general and administrative    Note 1  98.0         67.0
   Research and development                       11.9         10.8
   Amortization of intangible assets               2.4          2.0
                                                -------      -------
     Total operating expenses                    112.3         79.8
Operating income                                  29.8         36.0
Other income (expense):
   Net interest income/(expense) and
    debt costs                                     0.3         (6.9)
   Foreign currency transaction
    gains/(losses)                                (0.2)         0.6
   Royalty income and other                        2.3          2.1
                                                -------      -------
     Total other expense, net                      2.4         (4.2)
Income before income tax expense                  32.2         31.8
Income tax expense                                 4.9          7.1
                                                -------      -------
Net income                                       $27.3        $24.7
                                                =======      =======

Net income per share of common stock:
   Basic EPS                                     $0.77        $0.74
   Diluted EPS                                   $0.76        $0.72
Weighted average shares outstanding:
   Basic                                          35.4         33.5
   Diluted                                        35.9         34.1

Note 1: Included in selling, general, and administrative expenses for the three months ended June 30, 2004 was a US $17.2 million charge related to the Ethicon settlement payment and related second quarter litigation costs and expenses.



                       INAMED CORPORATION AND SUBSIDIARIES
                              SALES BY PRODUCT LINE
                                   (unaudited)
                                   (millions)

                                    Three Months  Three Months  Growth
                                       Ended         Ended       Rates
                                      June 30,      June 30,
                                        2004          2003
                                       -------       -------    ------
Sales by product line
 Breast aesthetics                      $57.3         $47.5       21%
 Facial aesthetics                       20.5          22.2       (8)%
 Health                                  21.1          15.2       39%
 Other(a)                                 0.8           0.9      (11)%
                                       -------       -------    ------
    Total                               $99.7         $85.8       16%
                                       =======       =======    ======

(a) Other includes ongoing sales to other medical manufacturers
(principally sales of Contigen(R))



                       INAMED CORPORATION AND SUBSIDIARIES
                              SALES BY PRODUCT LINE
                                   (unaudited)
                                   (millions)

                                     Six Months   Six Months    Growth
                                       Ended         Ended       Rates
                                      June 30,      June 30,
                                        2004          2003
                                       -------       -------    ------
Sales by product line
 Breast aesthetics                     $110.2         $89.9       23%
 Facial aesthetics                       37.9          40.0       (5)%
 Health                                  40.3          29.2       38%
 Other(a)                                 2.1           2.2       (5)%
                                       -------       -------    ------
   Total                               $190.5        $161.3       18%
                                       =======       =======    ======

(a) Other includes ongoing sales to other medical manufacturers
(principally sales of Contigen(R))



                       INAMED CORPORATION AND SUBSIDIARIES
                   NON-GAAP EARNINGS PER SHARE RECONCILIATION
                                   (unaudited)
                        (millions, except per share data)



                                                          Three Months
                                                              Ended
                                                             June 30,
                                                              2004
                                                             -------
Earnings for per share calculations
 GAAP Net income                                               $9.8

 Ethicon settlement charge and related Q2 expenses
  (included in selling, general and
   administrative expenses)                                    17.2

    Tax effect                                                 (6.9)

                                                             -------
Non-GAAP Net income                                           $20.1
                                                             =======

Earnings per share
 GAAP Diluted EPS                                             $0.27
 Ethicon settlement charge and related Q2 expenses,
  net of tax                                                   0.29

                                                             -------
 Non-GAAP Diluted EPS                                         $0.56
                                                             =======

NOTE: Tax effect of settlement was computed at 40%.



                       INAMED CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                  (in millions)

                                                 June 30, December 31,
                                                   2004      2003
                                                 -------   --------
Assets
------
 Current assets:
  Cash and cash equivalents                        $77.7    $80.5
  Short-term investments                             9.9        -
  Trade accounts receivable, net of
   allowances of $20.4 and $19.7 in
   2004 and 2003, respectively                      65.2     63.7
  Inventories                                       53.7     47.0
  Prepaid expenses and other current assets         17.4     20.9
                                                 -------   --------
    Total current assets                           223.9    212.1

Property and equipment, net                         56.3     51.2
Other assets                                       240.4    237.7

                                                 -------   --------
    Total Assets                                  $520.6   $501.0
                                                 =======   ========

Liabilities and Stockholders' Equity
-------------------------------------
 Current liabilities                               $79.9    $80.2
 Non-current liabilities                            56.4     69.3
 Stockholders' equity                              384.3    351.5

                                                 -------   --------
Total Liabilities and
 Stockholders' Equity                             $520.6   $501.0
                                                 =======   ========


     CONTACT: INAMED Corporation
              Charlie Huiner (Investors), 805-692-5425
              Dan Cohen (Media), 202-638-4179